Exhibit (a)

JOINT FILING AGREEMENT

In accordance with Rule 13d-1(k) under the Securities Exchange Act of 1934, as amended, the persons named below agree to the joint filing on behalf of each of them of a Schedule 13D (including amendments thereto) with respect to the ADSs of Acorn International, Inc. and further agree that this Joint Filing Agreement be included as an exhibit to such joint filing.

Dated: December 16, 2011

Robert W. Roche

/s/ Robert W. Roche

Edward J. Roche, Jr.

/s/ Edward J. Roche, Jr.

Joseph Cachey, Jr.

/s/ Joseph Cachey, Jr.

Acorn Composite Corporation

By:	/s/ Robert W. Roche
Name:	Robert W. Roche
Title:	Director

The Robert Roche 2009 Trust

By:	/s/ Robert W. Roche
Name:	Robert W. Roche
Title:	Trustee

The Grand Crossing Trust

By:	/s/ Edward J. Roche, Jr.
Name:	Edward J. Roche, Jr.
Title:	Trustee

By:	/s/ Joseph Cachey, Jr.
Name:	Joseph Cachey, Jr.
Title:	Trustee

The Felicitas Trust

By:	/s/ Edward J. Roche, Jr.
Name:	Edward J. Roche, Jr.
Title:	Trustee

By:	/s/ Joseph Cachey, Jr.
Name:	Joseph Cachey, Jr.
Title:	Trustee

The Moore Bay Trust

By:	/s/ Edward J. Roche, Jr.
Name:	Edward J. Roche, Jr.
Title:	Trustee

Ritsuko Hattori-Roche

/s/ Ritsuko Hattori-Roche

Catalonia Holdings LTD

By:	Sector Trust Company Limited, as director

By:	/s/ Elizabeth Nursey
Name:	Elizabeth Nursey
Title:	Director

By:	/s/ S. McInness
Name:	S. McInness
Title:	Director